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                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 8,500,000 shares of its common stock issuable under the 1998 Stock Plan and 2,000,000 shares of its common stock issuable under the 1999 Employee Stock Purchase Plan of our report dated April 2, 1999, with respect to the financial statements and schedule of GoTo.com, Inc. included in its Registration Statement (Form S-1 No. 333-76415) filed with the Securities and Exchange Commission.


                                               /s/ ERNST & YOUNG LLP
                                              ---------------------------------
                                              Ernst & Young LLP



Los Angeles, California
July 12, 1999